Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

September 5, 2025

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Ladies and Gentlemen:

We have acted as special counsel to Clene Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the shelf registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof in connection with the offer and resale by selling securityholders, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) up to 271,902 shares (the “Convertible Interest Shares”) of the Company’s common stock, par value $0.0001 per share (“common stock”) that may be issued upon the conversion of interest (the “2024 Convertible Interest”) on the Company’s senior secured convertible promissory notes (the “2024 SSCP Notes”) into common stock pursuant to an amendment, dated August 13, 2025, by and among the Company, Kensington Clene 2024 LLC, 4Life Research, LLC and La Scala Investments, LLC (the “Amendment”) to the note purchase agreement, dated December 17, 2024  (together with the Amendment, the “2024 Purchase Agreement”), and (ii) up to 219,594 shares (the “Conversion Shares”) of the Company’s common stock that may be issued upon the conversion of senior secured convertible promissory notes (the “2025 SSCP Notes,” and together with the 2024 SSCP Notes, the “Notes”) pursuant to a note purchase agreement, dated August 13, 2025, by and among the Company, AE Capital Limited, A Global Chorus Foundation and Glenn and Shelina Way (the “2025 Purchase Agreement,” and together with the 2024 Purchase Agreement, the “Purchase Agreements”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

In connection with the opinions expressed herein, we have examined original counterparts or copies of original counterparts of the following documents:

(i)     The Registration Statement, including the Prospectus, and all exhibits thereto.

(ii)    The Company’s Certificate of Incorporation, as amended.

(iii)    The Company’s Bylaws.

(iv)     The Notes and the Purchase Agreements; and

(v)     The records of corporate proceedings of the Company that have occurred prior to the date hereof in connection with the Registration Statement.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

Clene Inc.

September 5, 2025

In rendering the opinions set forth herein, we have assumed:

(i)    The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)    The authenticity of the originals of the documents submitted to us.

(iii)    The conformity to authentic originals of any documents submitted to us as copies.

(iv)    As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the Purchase Agreements, and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that: (i) when issued and delivered upon conversion of the 2024 Convertible Interest in accordance with the terms of the 2024 SSCP Notes and the 2024 Note Purchase Agreement, the Convertible Interest Shares will have been validly issued, fully paid and non-assessable and (ii) when issued and delivered upon conversion of the 2025 SSCP Notes in accordance with the terms of the 2025 SSCP Notes and the 2025 Note Purchase Agreement, the Conversion Shares will have been validly issued, fully paid and non-assessable.

Our opinions are limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Section 7 and Section 11 of the Securities Act.

Respectfully submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP